Exhibit 99.1

news release

Media Hotline: 1-888-326-6694
Resource Center: 1-800-732-6643

Contact: Janis Smith

202-752-6673

Number: 3992
Date: April 30, 2007

Fannie Mae Announces Scheduled Filing of 2005 10-K with Securities and Exchange Commission
Company Will Host Investor/Analyst Conference Call

Fannie Mae will host a conference call for the investment community on Wednesday, May 2, 2007, at 1:30 p.m. Eastern Time, following the morning filing with the Securities and Exchange Commission (SEC) of the company’s Annual Report for 2005 on Form 10-K.

Mary Lou Christy, Senior Vice President, Investor Relations, will host the call. Daniel H. Mudd, President and Chief Executive Officer, and Robert T. Blakely, Executive Vice President and Chief Financial Officer, will address investors and analysts. They, along with other members of senior management, will be available for questions.

The timing of both the filings and the conference call is subject to change as the company finalizes the document.

During the conference call, investors may ask questions live during the question and answer session. Investors may also e-mail their questions in advance to Investor_Relations1@fanniemae.com, and may continue to send follow-up questions to this email address during and after the call.

The dial-in number for the call is 1-888-423-3273 or, for international callers, 612-332-0923. The confirmation code is 872289. Please dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available for two weeks starting at 5:00 p.m. Eastern Time on May 2, through midnight Eastern Time on May 16. The replay number for the call is 1-800-475-6701 or, for international callers, 320-365-3844. The confirmation code is 872289.

The conference call also will be webcast at www.fanniemae.com and will be available for 30 days after the call.

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